As filed with the Securities and Exchange Commission on June 4, 2026

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ONESPAWORLD HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Commonwealth of The Bahamas	Not applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Harry B. Sands, Lobosky Management Co. Ltd. Office Number 2 Pineapple Business Park Airport Industrial Park P.O. Box N-624 Nassau, Island of New Providence, Commonwealth of The Bahamas	Not applicable
(Address of principal executive offices)	(Zip Code)

ONESPAWORLD HOLDINGS LIMITED AMENDED AND RESTATED

2019 EQUITY INCENTIVE PLAN

(Full title of the plan)

Stephen B. Lazarus

President, Chief Financial Officer and Chief Operating Officer

770 South Dixie Highway

Suite 200

Coral Gables, Florida 33146 (Name and address of agent for service)

(305) 284-1488 (Telephone number, including area code, of agent for service)

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

Peter Seligson, P.C.

Diahndra Burman

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

On June  7, 2019, the Registrant filed a Registration Statement on Form S-8, File No.  333-232033 (the “Prior Registration Statement”) registering 2,452,925 Common Shares, par value $0.0001 per share (the “Common Shares”) of the Registrant available for issuance to eligible persons under the OneSpaWorld Holdings Limited 2019 Equity Incentive Plan (the “2019 Plan”). The contents of the Prior Registration Statement are hereby incorporated by reference.

On June 3, 2026, the Registrant’s shareholders approved the OneSpaWorld Holdings Limited Amended and Restated 2019 Equity Incentive Plan (the “Amended and Restated 2019 Plan”) in order to: (i) increase the number of Common Shares available for issuance under the 2019 Plan by 4,000,000 Common Shares, (ii) increase the number of Common Shares that may be issued pursuant to the exercise of incentive stock options, within the meaning of Section 422 of the Code by 4,000,000 Common Shares, (iii) add a one year minimum vesting requirement to awards granted under the Amended and Restated 2019 Plan, and (iv) extend the term of the 2019 Plan to June 3, 2036 (collectively, the “Amendments”). Other than the Amendments, no material changes were made to the 2019 Plan.

This registration statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an aggregate of 5,000,000 Common Shares of the Company available for issuance to eligible persons under the Amended and Restated 2019 Plan. The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Amended and Restated 2019 Plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Memorandum of Association and Articles of Association OneSpaWorld Holdings Limited (incorporated by reference to Exhibit 3.1 to Form 8-K filed on March 25, 2019)

4.2	Third Amended and Restated Memorandum of Association and Second Amended and Restated Articles of Association of OneSpaWorld Holdings Limited (incorporated by reference to Exhibit 3.1 to Form 8-K filed on June 15, 2020)

4.3	Certificate of Amendment to the Second Amended and Restated Articles of Association of OneSpaWorld Holdings Limited (incorporated by reference to Exhibit 3.1 to Form 8-K filed on April 28, 2025)

5.1	Opinion of Harry B. Sands, Lobosky and Company as to the legality of the securities being registered (filed herewith)

23.1	Consent of Harry B. Sands, Lobosky and Company (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP (filed herewith)

24.1	Powers of Attorney (included in the signature pages hereof)

99.1	OneSpaWorld Holdings Limited Amended and Restated 2019 Equity Incentive Plan (incorporated herein by reference to Appendix A to our Definitive Proxy Statement filed on April 24, 2026)

107	Filing Fees Table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coral Gables, State of Florida, on June 4, 2026.

ONESPAWORLD HOLDINGS LIMITED

By:	/s/ Stephen B. Lazarus
Name: Stephen B. Lazarus
Title: President, Chief Financial Officer and
Chief Operating Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Stephen B. Lazarus and Inga A. Fyodorova, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Leonard Fluxman Leonard Fluxman	Executive Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 4, 2026

/s/ Stephen B. Lazarus Stephen B. Lazarus	President and Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	June 4, 2026

/s/ Stephen W. Powell Stephen W. Powell	Lead Director	June 4, 2026

/s/ Maryam Banikarim Maryam Banikarim	Director	June 4, 2026

/s/ Glenn J. Fusfield Glenn J. Fusfield	Director	June 4, 2026

/s/ Adam Hasiba Adam Hasiba	Director	June 4, 2026

/s/ Andrew R. Heyer Andrew R. Heyer	Director	June 4, 2026

/s/ Marc Magliacano Marc Magliacano	Director	June 4, 2026

/s/ Walter F. McLallen Walter F. McLallen	Director	June 4, 2026

/s/ Lisa Myers Lisa Myers	Director	June 4, 2026

/s/ Jeffrey Stiefler Jeffrey Stiefler	Director	June 4, 2026

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